UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                              CARNIVAL CORPORATION
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             (Exact name of registrant as specified in its charter)

        Panama                                          59-156976
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)
Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida                                          33178-2428
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 (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                         Name of each exchange on which
   to be so registered                         each class is to be registered

                                                New York Stock Exchange, Inc.
Trust Shares of beneficial interest            (derivatively through a special
in the P&O Princess Special Voting Trust               voting share)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check to the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: 333-102442
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Securities to be registered pursuant to Section 12(g) of the Act.

                                      None
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                                (Title of class)

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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A complete description of the Trust Shares of beneficial interest in the P&O Princess Special Voting Trust that are to be registered hereunder is contained under the heading "THE DLC TRANSACTION" under the captions "The DLC Structure", and "Trust Shares of Beneficial Interest" in the Prospectus forming part of the Registration Statement on Forms S-4/F-4 (No. 333-102442) of P&O Princess Cruises plc (the "Company") and Carnival Corporation, filed with the Securities and Exchange Commission (the "Commission") on January 10, 2003, and as amended by Amendment No. 1 on February 25, 2003 and by Amendment No. 2 on March 14, 2003 (as so amended, the "S-4/F-4 Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference.

ITEM 2.  EXHIBITS

         The following exhibits to this Registration Statement are annexed to the S-4/F-4 Registration Statement, and are hereby incorporated by reference.

EXHIBIT NUMBER          EXHIBIT

          1. Offer and Implementation Agreement between Carnival Corporation and P&O Princess Cruises plc, dated January 8, 2003

          2. Form of Equalization and Governance Agreement between Carnival Corporation and P&O Princess Cruises plc (incorporated by reference to Annex A-2 of Amendment No. 2 of the Registration Statement)

          3. Form of SVE Special Voting Deed among Carnival Corporation, Carnival SVC Limited, P&O Princess Cruises plc, P&O Princess Trustee and [Carnival SVC Owner] (incorporated by reference to Annex A-3 of Amendment No. 2 of the Registration Statement)

          4. Form of Amended Memorandum of Association of P&O Princess Cruises plc (incorporated by reference to Annex A-6 of Amendment No. 1 of the Registration Statement)

          5. Form of Amended Articles of Association of P&O Princess Cruises plc (incorporated by reference to Annex A-7 of Amendment No. 1 of the Registration Statement)

          6. Form of Pairing Agreement between Carnival Corporation, P&O Princess Trustee and [Transfer Agent] (incorporated by reference to Annex B of Amendment No. 2 of the Registration Statement)

          7. Form of Voting Trust Deed between Carnival Corporation and [Trustee] (incorporated by reference to Annex C of Amendment No. 2 of the Registration Statement)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CARNIVAL CORPORATION



                                      By:  /s/ Arnaldo Perez
                                           -------------------------------------
                                           Name:   Arnaldo Perez
                                           Title:  Senior Vice President,
                                                   General Counsel and Secretary